                                                                     EXHIBIT 4.4

                             CERTIFICATE OF TRUST
                                      OF
                        PRIVATEBANCORP CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST OF PRIVATEBANCORP CAPITAL TRUST I (the "Trust"), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, Ralph B. Mandell, Gary L. Svec and Lisa M. O'Neill, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1. NAME. The name of the business trust formed hereby is PrivateBancorp Capital Trust I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
     Attention: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective on December 19, 2000.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                             WILMINGTON TRUST COMPANY, as
                                             trustee


                                             By: /s/ Patricia A. Evans
                                                Name:  Patricia A. Evans
                                                Title: Senior Financial
                                                        Services Officer

                                             /s/ Ralph B. Mandell, as Trustee
                                             Name: Ralph B. Mandell

                                             /s/ Gary L. Svec, as Trustee
                                             Name: Gary L. Svec

                                             /s/ Lisa M. O'Neill, as Trustee
                                             Name: Lisa M. O'Neill